Exhibit 99.1
CapsoVision Reports Third Quarter 2026 Financial Results
SARATOGA, Calif., November 12, 2026 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results and provided a business update for its third quarter ended September 30, 2026.
Recent Highlights
•Reported third quarter 2026 revenue of $3.6 million, compared with $3.5 million in the third quarter 2025.
•CapsoCam Plus® used by more than 184,000 patients worldwide as of September 30, 2026, compared with 151,000 a year earlier.
•Received FDA clearance for AI Highlights™, the Company’s AI-assisted reading tool for CapsoCam Plus®, on September 25, 2026, followed by its U.S. commercial launch on November 2, 2026. Available for both adults and pediatric patients aged two and older, AI Highlights supports physician review through both local computer and cloud-based platforms. The Company expects the addition of AI Highlights to accelerate CapsoCam Plus sales growth, with the full commercial impact anticipated in 2027.
•Completed enrollment and clinical data collection for the second-generation CapsoCam Colon™ study, including physician review of capsule videos both with and without AI assistance. FDA 510(k) submission remains on track for year-end 2026.
•Continued expanding the clinical footprint of the CapsoCam UGI study for pancreatic cancer detection. Building on two active community-based clinical sites, the Company has executed a clinical trial agreement with a third site and is in various stages of contracting and feasibility discussions with more than a dozen larger medical centers with expertise in pancreatic ductal adenocarcinoma (PDAC), which the Company expects will help accelerate patient enrollment.
•Completed an $18 million registered direct offering with existing shareholders in September 2026, generating approximately $17.8 million in net proceeds.
•Raised approximately $1.7 million in net proceeds through the at-the-market offering program during the third quarter of 2026.
•Appointed David S. Shields, M.D., to the Board of Directors effective July 1, 2026.
Management Commentary
"The FDA clearance and subsequent U.S. launch of AI Highlights marks an important step forward for CapsoVision,” said Johnny Wang, President and Chief Executive Officer. “Our four-camera, 360-degree panoramic capsule already provides physicians with a differentiated view of the small bowel. By combining that imaging capability with AI-assisted review, we believe we can reduce reading time, improve detection accuracy compared with manual review, and give physicians an additional level of diagnostic confidence. We believe the combination of panoramic imaging and FDA-cleared AI-assisted review, approved for use in patients two years and older is a meaningful differentiator for CapsoCam Plus.
At the same time, completing enrollment in our colon clinical study brings us closer to our planned FDA submission by year end, which we believe represents a substantially larger market opportunity. With the support of our existing shareholders through our recent financing, we are focused on translating these milestones into broader adoption and long-term growth,” concluded Wang.

Third Quarter 2026 Financial Results
Total revenue was $3.6 million compared to $3.5 million in the third quarter of 2025. Average selling price was stable year over year. The Company expects the addition of AI Highlights, launched on November 2, 2026, following FDA clearance, to accelerate CapsoCam Plus sales growth, with the full commercial impact anticipated in 2027.

Gross profit was $1.8 million, compared with $1.9 million in the third quarter of 2025. Gross margin was 49%, compared to 54% in the third quarter of 2025. The decline primarily reflected higher material costs associated with increased flash memory prices, a one-time inventory obsolescence charge, and higher stock-based compensation expense.

Operating expenses decreased to $9.1 million, from $9.9 million in the third quarter of 2025, reflecting continued expense management while supporting clinical and development programs, including the CapsoCam Colon pivotal study. With the study now complete, the Company expects related clinical expenses to decline while it continues advancing its development pipeline.
Net loss was $7.3 million, or $0.15 per share, compared with a net loss of $7.9 million, or $0.17 per share, in the third quarter of 2025.
Cash and cash equivalents totaled $21.8 million as of September 30, 2026. During September, the Company completed an $18 million registered direct offering with existing shareholders, generating approximately $17.8 million in net proceeds. The Company also sold 276,446 shares through its at-the-market offering program during the quarter for approximately $1.7 million in net proceeds.

Conference Call and Webcast
CapsoVision will host a conference call today, November 12, 2026, at 4:30 p.m. ET to discuss its third quarter financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 2841803, or from the webcast link on the Events page in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the Events page. The webcast will be available for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and screening of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video review. The Company’s next pipeline product, CapsoCam Colon™ with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “positioned”, “on track”, “anticipate(s)”, “intend(s)”, “plan(s)”, “believe(s)”, “potential”, “will”, “should”, “could”, “would”, “may”, “continue”, “remain”, “advancing”, “approach(ing)”, “planned”, “look forward”, or “target(ed)” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding sales growth of CapsoCam Plus® and the timing thereof, the Company’s expectations regarding clinical and other operating expenses, the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals , the Company’s plans, strategies and timing for its pipeline development (including the commercialization, physician adoption and anticipated benefits of AI Highlights™, the continued development and anticipated 510(k) submission for CapsoCam Colon™, and the market opportunity for CapsoCam Colon™, the clinical study for CapsoCam® UGI in pancreatic cancer detection) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions (including competition in the capsule endoscopy market, including from competitors with FDA-cleared AI products), the Company’s financial condition and the availability of cash and financing (including through the Company’s at-the-market equity offering program), the success of the Company’s product and clinical development efforts, the failure to receive regulatory clearance or approval, changes in U.S. trade policies, tariffs or other government regulations that could increase the Company’s costs or affect the Company’s supply chain, and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s most recent Form 10-K and Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com
Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash and cash equivalents	$21,757	$10,112
Accounts receivable, net	2,456	2,498
Inventory	4,747	2,987
Prepaid expenses and other current assets	2,086	1,072
Total current assets	31,046	16,669
Property and equipment, net	508	611
Operating lease right-of-use assets	747	843
Other long-term assets	451	41
TOTAL ASSETS	$32,752	$18,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,102	$1,143
Accrued expenses and other current liabilities	4,355	2,697
Deferred revenue	146	177
Operating lease liabilities – current	521	410
Total current liabilities	6,124	4,427

Operating lease liabilities – long-term	259	477
Total liabilities	6,383	4,904

Commitments and contingencies - Note 8

Stockholders’ Equity
Preferred stock, $0.001 par value: 10,000,000 shares authorized and none issued and outstanding as of September 30, 2026; 10,000,000 shares authorized and none issued and outstanding as of December 31, 2025	—	—
Common stock, $0.001 par value: 300,000,000 shares authorized as of September 30, 2026; 53,569,896 and 46,865,051 issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	54	47
Additional paid-in capital	203,833	168,878
Accumulated deficit	(177,518)	(155,665)
Total stockholders’ equity	26,369	13,260
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,752	$18,164

CAPSOVISION, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per-share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025		2026	2025

Net revenue	$3,568	$3,538		$10,003	$9,636

Costs of revenue	1,804	1,624		5,039	4,417

Gross profit	1,764	1,914	—	4,964	5,219

OPERATING EXPENSES
Selling and marketing	2,060	1,773		6,087	5,581
Research and development	4,803	6,090		14,547	12,589
General and administrative	2,285	2,070		6,387	5,101
Total operating expenses	9,148	9,933		27,021	23,271

Operating loss	(7,384)	(8,019)		(22,057)	(18,052)

NON-OPERATING INCOME
Interest income, net	46	132		187	175
Other non-operating income (expense), net	(1)	(34)		17	(44)
Total non-operating income, net	45	98		204	131

Loss before income taxes	(7,339)	(7,921)		(21,853)	(17,921)

Provision for income taxes	—	—		—	—

Net loss and comprehensive loss	$(7,339)	$(7,921)		$(21,853)	$(17,921)

Net loss per share – basic and diluted	$(0.15)	$(0.17)		$(0.44)	$(1.05)

Weighted average common shares outstanding – basic and diluted	50,568,141	46,217,127		49,332,254	17,049,671

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,853)	$(17,921)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	173	161
Loss on disposal of property and equipment	—	1
Amortization of operating lease right-of-use assets	307	260
Unrealized foreign exchange losses (gains)	57	(170)
Stock in lieu of debt repayment	—	31
Stock-based compensation	1,863	629
Bad debt expense	10	11
Changes in operating assets and liabilities:
Accounts receivable	10	151
Inventory	(1,760)	(558)
Prepaid expenses and other current assets	(1,014)	(303)
Other long-term assets	(410)	—
Accounts payable	(203)	596
Accrued expenses and other current liabilities	1,658	2,220
Deferred revenue	(31)	(26)
Operating lease liabilities	(318)	(260)
Net cash used in operating activities	$(21,511)	$(15,178)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(70)	(82)
Net cash used in investing activities	$(70)	$(82)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from IPO, net of commissions	—	26,557
Payment of IPO offering costs	—	(3,184)
Repayment of promissory note	—	(1,000)
Proceeds from Private Placement	14,000	—
Payment of Private Placement issuance costs	(601)	—
Proceeds from ATM Program, net of issuance costs	1,710	—
Proceeds from Securities Purchase Agreement	18,000	—
Payment of constructive dividend	(12)	—
Proceeds from promissory note issuance	—	1,000
Proceeds from exercises of options on common stock and warrants	164	216
Net cash provided by financing activities	$33,261	$23,589

Net increase in cash and cash equivalents	11,680	8,329
Effect of exchange rate changes on cash and cash equivalents	(35)	139
Cash and cash equivalents at beginning of period	10,112	9,319
Cash and cash equivalents at end of period	$21,757	$17,787

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for income taxes	$10	$7
Cash paid for interest	—	15
NON-CASH FINANCING AND INVESTING ACTIVITIES
Obtaining a right-of-use asset in exchange for a lease liability	211	—
Underwriters warrants issued in connection with the IPO	—	519
Conversion of convertible preferred stock into common stock upon initial public offering	—	143,625
Securities Purchase Agreement issuance costs in accounts payable	162	—